UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Approval: 3235-0060 Expires: April 30, 2009 Estimated average burden hours per response. . 5.0
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 19, 2008

SOUTHWEST CASINO CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-50572	87-0686721
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2001 Killebrew Drive, Suite 350, Minneapolis, MN		55425
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code  952-853-9990

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On October 19, 2008, Southwest Casino Corporation (“Southwest”) and its wholly-owned subsidiary Southwest Casino & Hotel Corp. entered into agreements with Black Diamond Commercial Finance, L.L.C. (“Black Diamond”), as Agent for certain lenders to North Metro Harness Initiative, LLC (“North Metro”), under which Southwest transferred its 50 percent membership interest in North Metro (the “Membership Interest”). In the transaction, Southwest sold the Membership Interest to Black Diamond, as agent for the lenders, for $1.00 and:

•                  an agreement not to sue Southwest under the terms of a $1 million Limited guaranty by Southwest of North Metro’s debt and to terminate that limited guaranty upon satisfaction of certain conditions;

•                  an option to repurchase the 50 percent membership interest in July 2009 for $1.00 plus buying a $7.5 million subordinate interest in North Metro’s then outstanding debt to Black Diamond and the lenders; and

•                  retention of Southwest’s right to receive $2.3 million in distributions before North Metro makes distributions (other than tax distributions) to its members.

In addition, Southwest agreed to provide consulting and transition services to Black Diamond for four months for a fee of $50,000 per month.

North Metro Harness Initiative, LLC owns and operates Running Aces Harness Park in Columbus, Minnesota. Running Aces has offered pari-mutuel wagering on live harness racing and simulcast races by all breeds of horses since April 11, 2008. Running Aces opened a 50-table card room that offers poker, blackjack and other casino card games on June 30, 2008, after completing its 50th day of live racing.

Black Diamond has acted as agent for lenders (the “Lenders”) who provided approximately $42 million in financing to North Metro for construction and some start-up costs at Running Aces under a Credit Agreement dated April 20, 2007 (the “Credit Agreement”). North Metro has been in default under certain obligations under the Credit Agreement since July 2008.

Under the Limited Liability Company Membership Interest Purchase Agreement between Southwest Casino and Hotel Corp. and Black Diamond dated October 19, 2008 (the “Purchase Agreement”), Southwest Casino and Hotel Corp. sold its 50% membership interest to Black Diamond, as Agent for the Lenders. Southwest had pledged the Membership Interest as security for the construction and start-up financing when North Metro entered into the Credit Agreement. Under the Purchase Agreement, Southwest received the purchase price of $1.00 along with a right to repurchase the Membership Interest in July 2009 for $1.00 plus buying a $7.5 million last out, non-voting, fully subordinated participation interest in North Metro’s then outstanding debt to Black Diamond and the Lenders. Southwest also retained its right to receive distributions in the amount of $2,357,072 for cash contributions, advances and loans by Southwest to North Metro that exceeded Southwest’s required membership contributions. This amount is to be repaid to Southwest before any distributions to the owners of North Metro (except distributions for payment of taxes on the income of North Metro). Under the Credit Agreement, payment of distributions, including the amount retained by Southwest, is prohibited unless Running Aces exceeds certain financial performance thresholds.

The transfer of the Membership Interest remains subject to the terms of the North Metro Harness Initiative, LLC Member Control Agreement (the “Member Control Agreement”), including the provisions of the Member Control Agreement regarding transfer of membership interests.

Southwest also received relief under a $1 million Limited Guaranty by Southwest of North Metro’s obligations under the Credit Agreement under a Limited Covenant Not to Sue and Release of Limited Guaranty dated October 19, 2008 (the “Covenant and Release”). Under the terms of the Covenant and Release, Black Diamond, as Agent, agreed not to sue to enforce the $1 million limited guarantee so long as Southwest is not in default in its obligations in connection with the sale of the Membership Interest and the Consulting Agreement described below. In addition, the Covenant and Release provides that the $1 million guarantee will terminate and be of no further force or effect once Black Diamond, as Agent, receives full rights as a member of North Metro under the terms of the Member Control Agreement in for the Membership Interest purchased from Southwest and Southwest has performed its obligations under the four-month Consulting Agreement described below.

Southwest also entered into a Settlement Agreement with Black Diamond, as Agent, on October 19, 2008, under which Southwest and Black Diamond agreed to enter into the transactions described in this Current Report. In addition, Southwest agreed to release Black Diamond from any and all claims Southwest may have or have had against Black Diamond up to and including October 19, 2008. In accordance with the terms of the Settlement Agreement, this release will be null and void if Black Diamond attempts to enforce against Southwest the $1 million limited guaranty that is the subject of the Covenant and Release.

In addition, Southwest and Black Diamond entered into a Consulting Agreement on October 19, 2008 (the “Consulting Agreement”) under which Southwest will provide consulting and transition services to Black Diamond in connection with Black Diamond’s acquisition of the Membership Interest. Under the Consulting Agreement, Southwest will continue to provide leadership, management and consulting services at Running Aces and work to transition the provision of those services to Black Diamond and personnel selected by Black Diamond. In consideration of Southwest’s providing these services, Black Diamond has agreed to pay Southwest consulting fees of $50,000 per month for four months.

Copies of the Purchase Agreement, Covenant and Release, Settlement Agreement and Consulting Agreement are attached to this Current Report as Exhibits 10.1, 10.2, 10.3 and 10.4 respectively. The above descriptions of these agreements are summaries only and are qualified in all respects by the terms and conditions of the attached Exhibits.

Item 2.01               Completion of Acquisition or Disposition of Assets

On October 19, 2008, Southwest Casino Corporation (“Southwest”) and its wholly-owned subsidiary Southwest Casino & Hotel Corp. entered into a series of agreements under which they sold to Black Diamond Commercial Finance, L.L.C., as Agent for certain lenders, Southwest Casino & Hotel Corp.’s 50 percent membership interest in North Metro Harness Initiative, LLC. Please see Item 1.01 and the Exhibits to this Current Report on Form 8-K for information regarding the terms of the sale.

Item 7.01               Regulation FD Disclosure

On October 23, 2008, Southwest Casino Corporation issued a press release announcing the sale of its 50 percent membership interest in North Metro Harness Initiative, LLC. A copy of that press release is attached to this report as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits

(c)           Exhibits.

Exhibit No.	Description	Method of Filing
10.1	Limited Liability Company Interest Purchase Agreement dated October 19, 2008 by and among Southwest Casino and Hotel Corp. and Black Diamond Commercial Finance, L.L.C., as Agent	Filed herewith
10.2

Limited Covenant Not to Sue and Release of Limited Guaranty dated October 19, 2008 among Southwest Casino Corporation, Southwest Casino and Hotel Corp. and Black Diamond Commercial Finance, L.L.C., as Agent

Filed herewith
10.3	Settlement Agreement dated October 19, 2008 among Southwest Casino Corporation, Southwest Casino and Hotel Corp. and Black Diamond Commercial Finance, L.L.C., as Agent	Filed herewith
10.4	Consulting Agreement dated October 19, 2008 among Southwest Casino and Hotel Corp. and Black Diamond Commercial Finance, L.L.C., as Agent	Filed herewith
99.1	Southwest Casino Corporation Press Release dated October 23, 2008.	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST CASINO CORPORATION

Date: October 23, 2008

	By:	/s/ Thomas E. Fox
Name: Thomas E. Fox
Title: President